Exhibit 4.1

Certificate No. DEB-2025-12-«CertNo»

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 19, 2026.

THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO VERSES AI INC. (THE “CORPORATION”), (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (D) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B)(i) OR (C) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION’S REGISTRAR AND TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

VERSES AI INC.

C«PrincipalSum»

SECURED CONVERTIBLE DEBENTURE

This Debenture is issued to the Holder as part of a series of concurrent private placements of convertible debentures being offered by the Corporation as a series of like debentures except as to Principal Amount.

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

Article I
INTERPRETATION

1.1 Definitions. In this Debenture, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Bankruptcy Law” means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), any provision in applicable United States federal, Canadian, state, provincial or foreign corporate law with respect to arrangements or reorganizations, in each case, as amended, or any similar United States federal, Canadian, provincial or foreign law for the relief of debtors;

(b)	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Vancouver, British Columbia;

(c)	“Capital Reorganization” has the meaning ascribed thereto in Section 5.4;

(d)	“Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity;

(e)	“CBOE” means Cboe Canada Inc.;

(f)	“Change of Control” means (i) a merger, amalgamation, arrangement, or other business combination of the Corporation with or into another entity (other than a merger or amalgamation in which the Corporation is the continuing or surviving entity and its shareholders immediately prior to such transaction continue to hold at least a majority of the voting power of the Corporation); (ii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation; or (iii) any other transaction or series of related transactions as a result of which any person or group acquires beneficial ownership of such number and class of shares holdings at least a majority of the voting power of the Corporation;

(g)	“Class A Shares” means the Class A Subordinate Voting shares of the Corporation as such shares are constituted on the date hereof;

(h)	“Collateral” has the meaning ascribed thereto in Section 4.3(a);

(i)	“Conversion” means conversion of this Debenture in accordance with Article V;

(j)	“Conversion Price” means C$3.04, as may be adjusted in accordance with Article V;

(k)	“Corporation” means Verses AI Inc., a corporation existing under the laws of the Province of British Columbia and its permitted successors and assigns;

(l)	“Debenture”, “this Debenture”, “the Debenture”, “herein”, “hereby”, “hereof”, “hereto”, “hereunder” and similar expressions mean or refer to this secured convertible debenture and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof, and the “Debentures” means this Debenture together with all other debentures being part of a series of like debentures except as to principal amount thereof;

(m)	“Debenture Securities” means the Class A Shares issuable upon Conversion;

(n)	“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any government of any nation or any political subdivision thereof, and any agency, authority, instrumentality, regulatory body, ministry, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government):

(i)	default in the payment of Principal Amount when due at the Maturity Date, upon redemption, repurchase, declaration or otherwise;
(ii)	default in any payment of interest on this Debenture when due, and such default continues for a period of five (5) Business Days;
(iii)	if the Corporation fails to observe or defaults under any covenant or agreement of the Corporation set out in this Debenture and such failure or default continues for the period of 14 Business Days following the service by the Holder of written notice on the Corporation requiring the same to be remedied;
(iv)	if the Corporation is to receive the benefit of a stay of proceedings or other relief under any applicable Bankruptcy Law, makes a general assignment for the benefit of creditors or any Insolvency Proceeding or any other proceeding is instituted by it seeking relief as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or for an order for similar relief under any Bankruptcy Law or seeking appointment of a receiver or trustee, or other similar official for it or for any substantial part of its properties or assets or any corporate or partnership action is taken to authorize any of the actions referred to in this definition of “Event of Default”;
(v)	if any Insolvency Proceedings or other proceedings are instituted against the Corporation seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or an order for similar relief under any Bankruptcy Law;
(vi)	if any Insolvency Proceedings or other proceedings with respect to the Corporation are commenced under the Companies’ Creditors Arrangement Act (Canada); or
(vii)	if the Corporation takes any steps in respect of any Insolvency Proceedings or any other corporate proceedings for its dissolution or liquidation, or if the corporate existence of the Corporation shall be terminated by expiration, forfeiture or otherwise, or if the Corporation ceases or threatens to cease to carry on all or a substantial part of its business;

(o)	“Excess” has the meaning ascribed thereto in Section 3.4;

(p)	“Governmental Authority” means the government of Canada, or of any political subdivision thereof, whether state, provincial, territorial, regional, county, municipal or local, and any Canadian agency, authority, instrumentality, regulatory body, ministry, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

(q)	“Holder” has the meaning ascribed thereto in Section 2.1;

(r)	“Indebtedness” has the meaning ascribed thereto in Section 2.1;

(s)	“Insolvency Proceeding” means any action, application, case, proceeding or any other materials seeking a stay of proceedings commenced by or against a person under any Bankruptcy Law, or any agreement of such person, for (a) the entry of an order for relief under any Bankruptcy Law, (b) the appointment of a receiver (or administrative receiver), trustee, liquidator administrator, conservator or other custodian for such person or any part of its property, (c) an assignment or trust mortgage for the benefit of creditors of such person, or (d) the liquidation, dissolution or winding up of the affairs of such person;

(t)	“Interest” has the meaning ascribed thereto in Section 3.4;

(u)	“Maturity Date” means December 18, 2027;

(v)	“Milestone Event” means any of (i) a Change of Control; (ii) S-1 Registration; or (iii) a U.S. Listing;

(w)	“Obligations” means the Indebtedness and all other amounts due and other obligations of the Corporation arising under this Debenture;

(x)	“Other Debentures” means other debentures issued on or about the same date as, and on substantially the same terms as, this Debenture;

(y)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(z)	“PPSA” has the meaning ascribed thereto in Section 4.2;

(aa)	“Prepayment” has the meaning ascribed thereto in Section 2.3;

(bb)	“Prepayment Date” has the meaning ascribed thereto in Section 2.3;

(cc)	“Principal Amount” has the meaning ascribed thereto in Section 2.1;

(dd)	“S-1 Registration” means the effectiveness, under the U.S. Securities Act, of a registration statement on Form S-1 filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”), filed for the purpose of registering the resale of the Class A Shares underlying the Debentures by one or more selling securityholders, such that the Class A Shares covered thereby are eligible for public sale in the United States pursuant to the U.S. Securities Act and the rules and regulations promulgated thereunder;

(ee)	“Share Reorganization” has the meaning ascribed thereto in Section 5.4;

(ff)	“Subsidiary” of any person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such person, (b) such person and one or more Subsidiaries of such person or (c) one or more Subsidiaries of such person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Corporation;

(gg)	“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or similar liabilities applicable thereto;

(hh)	“U.S. Holder” means any holder that (i) is in the United States, (ii) is a U.S. Person or is acting for the account or benefit of a U.S. Person, (iii) received an offer to purchase this Debenture while in the United States, or (iv) executed the purchase agreement pursuant to which this Debenture was purchased from the Corporation while in the United States;

(ii)	“U.S. Listing” means the listing of the Corporation’s Shares on either (i) the Nasdaq Stock Market (including any of its market tiers, such as the Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market); or (ii) the New York Stock Exchange (including the NYSE American), pursuant to which the Shares become eligible for trading on such exchange;

(jj)	“U.S. Person” means a “U.S. person” as defined in Regulation S under the U.S. Securities Act;

(kk)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(ll)	“Voluntary Conversion Notice” has the meaning ascribed thereto in Section 5.1.

1.2 Gender. Whenever used in this Debenture, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

1.3 Numbering of Articles, etc. Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Debenture.

1.4 Day not a Business Day. In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

1.5 Computation of Time Period. Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

1.6 Currency. All references to dollars or to “$” shall be references to Canadian dollars unless otherwise specified.

Article II

PROMISE TO PAY

2.1 Indebtedness. The Corporation, for value received and in consideration of the premises, hereby acknowledges itself indebted and promises and covenants to pay to «HolderName» with an address at «HolderAddress», the registered holder hereof (together with its successors and permitted assigns, the “Holder”):

(a)	the Principal Amount of C«PrincipalSum» (the “Principal Amount”), but only as to the amount of the Principal Amount which is then outstanding;

(b)	interest on any monies owing by the Corporation to the Holder hereunder, all as specifically calculated hereunder; and

(c)	all other monies which may be owing by the Corporation to the Holder pursuant to this Debenture

(collectively, the “Indebtedness”).

2.2 Payment. Subject to Article V, in the event that the Debenture is not converted into Debenture Securities prior to the Maturity Date, the Indebtedness shall be repayable by the Corporation to the Holder in cash on the Maturity Date, less any Taxes required to be deducted and withheld.

2.3 Prepayment. The Corporation may prepay (the “Prepayment”) the Principal Amount at any time, without penalty or premium, on not less than 30 days’ prior written notice to the Holder, specifying the prepayment date (the “Prepayment Date”). On the Prepayment Date, the Corporation shall pay the outstanding Principal Amount, plus all accrued and outstanding unpaid interest up to the Prepayment Date. The Holder may, at any time before the Prepayment Date, convert all or any portion of the Principal Amount in accordance with Article V, and any Principal Amount so converted shall not be prepaid.

Article III
INTEREST

3.1 Calculation and Payment of Interest, etc.

(a)	The Corporation shall pay simple interest on the outstanding Principal Amount from the date of this Debenture at the rate of 15.00% per annum, and shall be paid (i) in cash, or (ii) in-kind through the issuance of such number of Class A Shares as is determined by the quotient obtained by dividing: (A) the amount of interest payable by, (B) the Conversion Price, subject to CBOE approval. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The interest will be payable in arrears on the earlier of (a) the date of Conversion, (b) the Prepayment Date, and (c) the Maturity Date, less any Taxes required to be deducted and withheld.

(b)	If the Conversion occurs prior to the Maturity Date:

(i)	if the Conversion occurs prior to the occurrence of a Milestone Event, the Holder shall be entitled to receive all accrued and outstanding unpaid interest up to the date of Conversion; and

(ii)	if the Conversion occurs after the occurrence of a Milestone Event, the Holder shall be entitled to receive all accrued and outstanding unpaid interest up to the date of Conversion, plus an amount equal to the amount of interest that would have otherwise accrued on the Principal Amount to the Maturity Date but for such prior Conversion, subject to Section 3.4.

3.2 No Merger In Judgment. The covenant of the Corporation to pay interest at the rate provided herein shall not merge in any judgment in respect of any obligation of the Corporation hereunder and such judgment shall bear interest in the manner set out in this Article III and be payable on the same days when interest (whether hereunder or otherwise) is payable hereunder.

3.3 Interest Act. For the purposes of this Debenture, whenever interest is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.

3.4 Maximum Interest. Regardless of any provision contained in this Debenture or any other related document, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Holder pursuant to the terms of this Debenture or any other related document and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law (including resulting in an amount or at a rate that would result in the receipt by Holder of interest at a criminal rate, as the terms “interest” and “criminal rate” are defined under the Criminal Code (Canada)), which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. No agreements, conditions, provisions or stipulations contained herein or in any other related documents or the exercise by Holder of the right to accelerate the payment or the maturity of all or any portion of the Obligations or the prepayment by the Corporation of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Holder to charge or receive, in any event, interest or charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to collectively as “Interest”) in excess of the maximum rate allowable under applicable law and in no event shall the Corporation be obligated to pay Interest exceeding such maximum rate, and all agreements, conditions, or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Corporation to pay Interest exceeding the maximum rate allowable under applicable law shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such maximum rate. If any Interest is charged or received in excess of the maximum rate allowable under applicable law (“Excess”), the Corporation acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to the Corporation, it being the intent of the parties hereto not to enter into a usurious or other illegal relationship. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Holder, all Interest at any time contracted for, charged or received from the Corporation in connection with this Debenture or any other related document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

Article IV
RANKING AND SECURITY

4.1 Series and Ranking. This Debenture is one of a series of like Debentures, except as to Principal Amount, of the Corporation, all bearing interest at the rate (and calculated in the manner) provided in Article II and Article III. All Debentures of the said series are to rank pari passu in both right of payment and upon liquidation without any preference or priority one over another. The security interest granted to the Holder hereunder shall rank pari passu and rateably, without preference or priority, with the security interests granted in favour of the holders of all Other Debentures issued as part of the same series.

4.2 PPSA Definitions. Unless otherwise defined herein, terms used in this Article IV and defined in the Personal Property Security Act (British Columbia) (the “PPSA”) shall have the meaning assigned to them in the PPSA or the regulations made under the PPSA.

4.3 Grant of Security Interest.

(a)	As security for the payment and performance of the Obligations, the Corporation hereby grants, assigns, transfers, sets over, mortgages, charges and pledges to the Holder a general and continuing security interest in and to all of the Corporation’s right, title and interest in and to all present and after-acquired personal property of the Corporation of every kind and nature whatsoever, including the following, wherever located, whether now existing or hereafter from time to time arising or acquired and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the “Collateral”): Accounts, Goods (including Inventory, Equipment, and any accessions thereto and motor vehicles, but excluding Consumer Goods), Intangibles, Chattel Paper, Documents of Title, Instruments, Securities, Securities Accounts and all other Investment Property, Money and any contract rights or rights to the payment of money, insurance claims and proceeds).

(b)	Collateral, as defined in this section shall not include the following:

(i)	the last day of the term of any lease, verbal or written, or any agreement to lease (but should the Holder need to enforce against the Collateral, the Corporation holds the last day in trust for the Holder and shall assign it to any person acquiring the term or that part of the term that is charged in the course of any enforcement or realization of the Collateral); and

(ii)	Consumer Goods.

4.4 Attachment. The Corporation acknowledges that value has been given, that the Corporation has rights in the Collateral and that the parties have not agreed to postpone the time for attachment of any security interest in this Agreement. The Corporation acknowledges that any security interest in this Agreement shall attach to existing Collateral upon the execution of this Agreement and to each item of after-acquired Collateral at the time that the Corporation acquires rights in such after-acquired Collateral.

4.5 Changes in Location of Collateral. The Corporation hereby agrees not to change the location of the Collateral (other than in the ordinary course of business), without the prior written consent of the Holder and to provide the Holder with the new location of such Collateral. The Corporation will, prior to any such change, take all actions required by the Holder to maintain the perfection and priority of the Holder’s security interest in the Collateral.

4.6 Transfer or Encumbrances on Collateral. The Corporation shall not sell, offer to sell, assign, lease, licence, or otherwise transfer, or grant, create, permit, or suffer to exist any option, security interest, lien, or other encumbrance in, any part of the Collateral (except for sales or leases of inventory or licences of general intangibles in the ordinary course of business), without prior written approval from the Holder.

4.7 Perfection of Security Interest. The Corporation agrees that at any time and from time to time, at the expense of the Corporation, the Corporation will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action that may be necessary or desirable, or that the Holder may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Holder to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The Corporation hereby authorizes the Holder to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the PPSA. The Corporation also hereby ratifies any previously filed notices, documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements. To the extent permitted by law, the Corporation hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement filed or received by or on behalf of the Holder in connection with the Holder’s interest in the Collateral.

4.8 Remedies. If an Event of Default shall have occurred and be continuing, the Holder may do any or all of the following: (a) declare all Obligations immediately due and payable; (b) take such steps as it considers desirable to maintain, preserve or protect the Collateral or its value; (c) enter the Corporation’s property where the Collateral is located and take possession of the Collateral to remove the Collateral or operate the business using the Collateral on the Corporation’s property, without demand or legal process; (d) require the Corporation to assemble and deliver the Collateral to the Holder or, alternatively, at the choice of the Holder, make available the Collateral at a specific time and place designated by the Holder; (e) sell, lease, license or otherwise dispose of the Collateral at any public or private sale in accordance with the law; (f) appoint a private or court-appointed receiver, manager, interim receiver or receiver and manager of the Collateral or any part of it, which shall have, in addition to the powers afforded to it by law, the same powers and authorities afforded to the Holder under this Debenture; (g) retain the Collateral in satisfaction of the Obligations; and (h) enforce payment of the Obligations and exercise any rights and remedies available to the Holder under law, including, but not limited to, those rights and remedies available to the Holder under the PPSA.

4.9 Holder Rights. Any and all rights of the Holder provided by this Debenture are in addition to any and all rights available to the Holder by law and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Holder to exercise or enforce any of its rights or remedies, either granted under this Debenture or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Holder provided by this Agreement shall inure to the benefit of its successors and assigns.

Article V
CONVERSION

5.1 Voluntary Conversion by Holder. At any time and from time to time after February 9, 2026, subject to regulatory and CBOE approval, the Holder will have the right to convert all or any portion of the then outstanding Principal Amount into Class A Shares at the Conversion Price. Such conversion may be effected by the surrender of this Debenture for conversion at the offices of the Corporation, accompanied by a conversion notice (the “Voluntary Conversion Notice”) signed by the Holder in the form attached as Schedule “A” hereto notifying the Corporation as to the exercise of the right of conversion and specifying the amount of Principal Amount being converted and setting forth the name and address of the nominees of the Holder in whose name(s) the Common Shares issuable upon such conversion are to be registered.

5.2 Conversion Date. The conversion of the Principal Amount will be deemed to have been made immediately prior to the close of business on the date on which this Debenture is surrendered for conversion (the “Conversion Date”) in accordance with the provisions of this Article V. The Holder’s rights in respect of the converted portion will terminate at the time of surrender, and the Holder, or its nominee, in respect of the portion of the Principal Amount which has been converted into Class A Shares will be treated, as between the Corporation and such person or persons, as having become the holder or holders of record of such Class A Shares on that date, provided that if this Debenture is surrendered for conversion on any day on which the register for Class A Shares is closed, the Holder or its nominee entitled to receive the Class A Shares issued upon the conversion of this Debenture will become the holder of record of such Class A Shares as of the date on which the register of Class A Shares is next open.

5.3 Issuance of Certificates Representing the Class A Shares. As promptly as practicable after the Conversion Date, the Corporation will issue to the Holder, or its nominee(s), certificates representing that number of applicable whole Class A Shares issuable pursuant to the conversion of the Principal Amount in accordance with the terms of this Debenture and will cause the Holder or its nominee to be entered in its books as of the Conversion Date as the holder of the number of Class A Shares into which the Principal Amount, or portion thereof being converted, is converted. Class A Shares issued upon such conversion will be entitled to dividends (if any) declared in favour of holders of Class A Shares of record on and after the Conversion Date. As of and from the Conversion Date, the Class A Shares so issued will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Class A Shares. In the event that any amounts remain outstanding under this Debenture after giving effect to such conversion, the Corporation will acknowledge in writing the amount of remaining Principal Amount owing by the Corporation to the Holder.

5.4 Adjustment.

(a)	If and whenever the Corporation shall (i) subdivide or redivide the outstanding Class A Shares into a greater number of Class A Shares; (ii) reduce, combine or consolidate the outstanding Class A Shares into a smaller number of Class A Shares; (iii) issue any Class A Shares to the holders of all or substantially all of the outstanding Class A Shares by way of a stock dividend (each of (i), (ii) and (iii), a “Share Reorganization”), the number of Class A Shares which may be acquired pursuant to this Article V on and at any time after the effective date of such Share Reorganization or on the record date for such issue of Class A Shares by way of a stock dividend, as the case may be, shall be increased, in the case of the events referred to in (i) and (iii) above, in the proportion which the number of Class A Shares outstanding before such subdivision, redivision or dividend bears to the number of Class A Shares outstanding after such subdivision, redivision or dividend, or shall be decreased, in the case of the events referred to in (ii) above, in the proportion which the number of Class A Shares outstanding before such reduction, combination, or consolidation bears to the number of Class A Shares outstanding after such reduction, combination or consolidation, and in each case the price at which the Conversion shall occur will be adjusted to reflect the change in the number of Class A Shares that become issuable under this Article V. Any such issue of Class A Shares by way of a stock dividend shall be deemed to have been made on the record date fixed for such stock dividend for the purpose of calculating the number of outstanding Class A Shares under this Section 5.2(a) or under Section 5.2(c).

(b)	In the case of any reclassification of the outstanding Class A Shares into other securities or other capital reorganization (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or any other entity, or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or to another entity in which the holders of Class A Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), subject to the approval of the CBOE, the Holder shall be entitled to receive upon Conversion pursuant to Article V, and shall accept in lieu of the number of Class A Shares to which it was theretofore entitled upon such conversion, other securities or other property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Class A Shares to which the Holder was previously entitled upon conversion subject to adjustment thereafter in accordance with provisions the same, as nearly possible, as those contained in this Article V. The Corporation will ensure that, on a Capital Reorganization, the Holder will receive the aggregate number of shares, other securities or other property to which the Holder is entitled as a result of the Capital Reorganization. Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article V with respect to the rights and interests of the Holder to the end that the provisions set forth in this Article V will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Any such adjustment will be made by and set forth in an instrument supplemental hereto approved by the board of directors of the Corporation.
(c)	If and whenever at any time after the date hereof, the Corporation takes any action to which the foregoing anti-dilution adjustments, in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder in accordance with the intent and purposes thereof, then subject to the approval of the CBOE, the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith.

5.5 No Fractional Shares. The Corporation shall not be required to issue fractional Class A Shares. Any entitlement to a fraction of a Class A Share upon conversion of this Debenture will be rounded down to the nearest whole number.

5.6 Reservation of Shares. The Corporation shall at all times while the Debenture remains convertible into Class A Shares as herein provided, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the conversion of the Debenture, such number of Class A Shares as shall from time to time be sufficient to effect the conversion of the Debenture.

5.7 Legends. In addition to any legend setting forth transfer restrictions under applicable securities legislation, if Class A Shares are issued pursuant to this Debenture prior to the date that is four months and one day after the date of issuance of this Debenture, the certificates representing such Class A Shares issued to the Holder will be endorsed with a legend setting out resale restrictions under applicable securities laws in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 19, 2026.”

In addition to the legends set forth above, unless the Class A Shares issuable upon conversion of this Debenture are registered for resale pursuant to an effective registration statement under the U.S. Securities Act, the certificates representing such Class A Shares issued pursuant to the conversion of this Debenture will be endorsed with a legend setting out resale restrictions under applicable United States securities laws in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO VERSES AI INC. (THE “CORPORATION”), (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (D) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B)(i) OR (C) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION’S REGISTRAR AND TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Article VI
COVENANTS

6.1 Corporation Covenants. The Corporation hereby covenants and agrees:

(a)	to use the Principal Amount advanced by the Holder under this Debenture to fund general working capital; and

(b)	to use commercially reasonable efforts to forthwith obtain such regulatory approvals as may be necessary for the Corporation to issue the Debenture Securities and have any Class A Shares comprising the Debenture Securities or any Class A Shares which are issuable on conversion, exercise or exchange of the Debenture Securities, conditionally approved for listing on the CBOE.

6.2 Other Debentures. Without the prior written consent of the Holder, the Corporation shall not amend, modify or supplement the terms of any Other Debenture in a manner favourable to any holder of such Other Debenture unless the Corporation has offered to make the same amendment, modification of supplement to this Debenture.

Article VII
DEFAULT

7.1 Acceleration of Maturity on Default. If there shall have occurred any Event of Default, except to the extent the Holder has waived such Event of Default in writing in accordance with Section 8.1, the aggregate amount of Principal Amount outstanding under this Debenture, all interest then accrued but unpaid on this Debenture and all other Indebtedness shall forthwith become immediately due and payable to the Holder, anything herein contained to the contrary notwithstanding, and the Corporation shall forthwith pay to the Holder of the Debenture the sum equal to the aggregate amount of the Principal Amount outstanding under this Debenture plus all interest then accrued but unpaid on the Debenture and all other outstanding Indebtedness together with interest at the rate of interest borne by this Debenture on such aggregate amount of Principal Amount outstanding under this Debenture, the interest accrued but unpaid and other Indebtedness owing from the date of the said Event of Default until payment is received by the Holder.

7.2 Waiver of Corporation’s Rights. To the full extent that it may lawfully do so, the Corporation for itself and its successors and assigns hereby waives and disclaims any benefit of, and shall not have or assert any right under, any statute or rule of law pertaining to the marshaling of assets, discussion, division or other matter whatever, to defeat, reduce or affect the rights of the Holder under the terms of this Debenture. No failure or delay on the part of the Holder to exercise any right, power or remedy provided herein may be, or may be deemed to be a waiver thereof; nor may any single or partial exercise of any right, power or remedy on the part of the Holder preclude any other or further exercise of such right, power or remedy or any other right, power or remedy.

Article VIII
WAIVER

8.1 Waiver. The Holder may waive in writing any breach of any of the provisions contained in this Debenture or any default by the Corporation in the observance or performance of any covenant, condition or obligation required to be observed or performed by it under the terms of this Debenture or the occurrence of any Event of Default. No waiver, consent, act or omission by the Holder shall extend to or be taken in any manner whatsoever to affect any other or subsequent breach or default or the rights resulting therefrom and no waiver or consent by the Holder shall bind the Holder unless it is in writing. The inspection or approval by the Holder of any document or matter or thing done by the Corporation shall not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity or binding effect of such document, matter or thing or a waiver of the Corporation’s obligations.

Article IX
OTHER RIGHTS OF THE HOLDER

9.1 Rights of Set-Off. The Corporation acknowledges and agrees that the Indebtedness and the other Obligations shall be paid, satisfied and discharged to the Holder without regard to such dealings as may from time to time occur as between any one or more of the Holder, the Corporation and any other person and without regard to such equities or rights of set-off or counterclaim which may from time to time exist between any one or more of the Holder, the Corporation or any other person, and that the Indebtedness and other Obligations shall be paid without regard to any equities between the Corporation and the Holder hereof or any set-off or cross-claims and the receipt of the Holder for the payment of the Indebtedness will be a good discharge to the Corporation in respect thereof.

9.2 No Merger. Neither the taking of any judgment nor the exercise of any rights hereunder shall operate to extinguish the obligation of the Corporation to satisfy the Obligations in full and shall not operate as a merger of any covenant in this Debenture, and the acceptance of any payment shall not constitute or create a novation, and the taking of a judgment or judgments under a covenant herein contained shall not operate as a merger of those covenants and affect the Holder’s right to interest under this Debenture.

Article X
ADMINISTRATIVE PROVISIONS

10.1 Transfer of Debenture. This Debenture may be transferred or assigned by the Holder without the consent of the Corporation, subject to compliance with all applicable legislation. The Corporation will keep a register of Debentures at its office in Vancouver, British Columbia with addresses and descriptions of the Holder and the registered holders of all other Debentures of this issue and particulars of the Debentures held by them respectively. This Debenture may be transferred only by transfer in writing in the form attached hereto as Schedule “B”, and will only be effective as regards the Corporation when delivered at the registered office of the Corporation in Vancouver, British Columbia accompanied by this Debenture together with such evidence of identity or title as the Corporation may reasonably require and upon payment of all applicable transfer Taxes. Thereupon, the Corporation will record such transfer on its books and issue a new debenture to the transferee in exchange for this Debenture. The charge contained in such new debenture shall rank in all respects rateably with the charge contained in the Debentures originally issued and forming the said series, and such new debentures shall for all purposes be taken and be deemed to be a Debenture forming part of the said series.

10.2 Registered Holders. The person in whose name this Debenture shall be registered shall be deemed and regarded as the owner and holder hereof for all purposes, and the payment to and/or receipt of any Holder for any Principal Amount or interest referred to herein shall be a good discharge of the Corporation for the same, and the Corporation shall not be bound to enter in the register notice of any trust or to enquire into the title of any Holder or to recognize any trust or equity affecting the title hereof save as ordered by some court of competent jurisdiction or as required by statute.

10.3 Issue in Substitution for Debenture Certificates Lost, etc.

(a)	If this Debenture certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and deliver, a new Debenture certificate of like tenor, and bearing the same legend, if applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture certificate, or in lieu of and in substitution for such lost, destroyed or stolen Debenture certificate, and the substituted Debenture certificate and the Debenture evidenced thereby shall be entitled to the benefits hereof.

(b)	The applicant for the issue of a new Debenture certificate pursuant to this Section 10.3 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Debenture certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation, in its sole discretion, acting reasonably, and such applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation, in its sole discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

10.4 Exchange of Debenture Certificate.

(a)	The Holder may, upon compliance with the reasonable requirements of the Corporation (including compliance with applicable securities legislation), exchange this Debenture certificate for one or more other Debenture certificates representing the same aggregate Principal Amount, and bearing the same legend, if applicable, as represented by this Debenture certificate so exchanged.

(b)	This Debenture certificate may be exchanged only at the registered office of the Corporation or at any other place that is designated by the Corporation. Any Debenture certificate tendered by the Holder for exchange shall be surrendered to the Corporation and cancelled by the Corporation.

10.5 Cancellation of Surrendered Debenture Certificates. Upon surrender of this Debenture certificate pursuant to Section 10.3 or Section 10.4 hereof, this Debenture certificate shall be cancelled by the Corporation and so noted on the register of Debentures maintained by the Corporation.

Article XI
MISCELLANEOUS

11.1 Time. Time shall be of the essence of this Debenture.

11.2 Governing Law. This Debenture shall be governed by and construed in accordance with the internal laws of the Province of British Columbia, and the laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws. The Corporation and the Holder irrevocably agree to attorn and submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Debenture.

11.3 Severability. If any one or more of the provisions or parts thereof contained in this Debenture should be or become invalid, illegal or unenforceable, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, severable therefrom and the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed.

11.4 Headings. The headings of the articles, sections, subsections and clauses of this Debenture have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Debenture.

11.5 Binding Effect. This Debenture and all of its provisions shall enure to the benefit of the Holder, its successors and assigns, and shall be binding upon the Corporation and its successors and permitted assigns. The expression the “Holder” as used herein shall include the Holder’s assigns whether immediate or derivative.

11.6 Electronic Signature. This Debenture certificate may be executed in one or more counterparts, each of which may be delivered by facsimile, by e-mail in PDF, or other legally permissible electronic signature, and each of which will be deemed to be an original, and all of which together will be deemed to be one and the same document.

11.7 Electronic Transmission. A signed copy of this Debenture certificate transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally-executed copy of this Debenture certificate, provided that if this Debenture certificate bears an electronic signature as contemplated by Section 11.6 and the Corporation is delivering this Debenture certificate by electronic transmission pursuant to this Section 11.7, then the Corporation represents to the holder of this Debenture that the electronically transmitted Debenture certificate shall be the only executed copy to be issued by the Corporation.

Article XII
NOTICE

12.1 Notices. Any notice or communication to the Corporation or the Holder is duly given if in writing, in English and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile with transmission confirmed or by electronic transmission. In each case, the notice or communication shall be addressed as follows:

If to the Corporation:

Verses AI Inc.

205 – 810 Quayside Drive

New Westminster, British Columbia, V6M 6B9

Email: james.christodoulou@verses.ai

Attention: James Christodoulou, CFO

If to the Holder:

«HolderName»

«HolderAddress2»

Any notice or delivery shall be given as herein provided or to such other addresses or facsimile number or in care of such other person as a party may from time to time advise by notice in writing as aforesaid. The date of receipt of such notice or delivery shall be the date of actual delivery to the address specified if delivered or the date of actual transmission to the facsimile number or email address if sent by facsimile or email, unless such date is not a Business Day, in which event the date of receipt shall be the next Business Day immediately following the date of such delivery or transmission or email.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF the Corporation has duly executed this Debenture as of December ___, 2025 by its duly authorized officer.

VERSES AI INC.

Per:
Name:	James Christodoulou
Title:	Chief Financial Officer

[Signature page to Convertible Debenture]

SCHEDULE “A”

FORM OF VOLUNTARY CONVERSION NOTICE

TO: VERSES AI INC. (the “Corporation”)

The undersigned Holder of the attached Debenture, hereby irrevocably elects to convert the Principal Amount under such Debenture (or $________________ Principal Amount*) into _______________ Class A Shares of the Corporation in accordance with the terms of the Debenture.

*If less than the full Principal Amount of the within Debenture is to be converted, indicate in the space provided the Principal Amount (which must be $1,000 or an integral multiple thereof) to be converted.

The undersigned Holder hereby elects to receive payment of the accrued and unpaid interest as follows (tick one box only):

☐	In cash

☐	In Class A Shares of the Corporation, calculated in accordance with the terms of the Debenture and subject to CBOE approval

The undersigned Holder directs that such Class A Shares issuable and deliverable upon the conversion be issued and delivered to the Person indicated below (provided that if the Person indicated below is not the undersigned, then the undersigned acknowledges and agrees that the delivery of such Class A Shares to the Person indicated below fully satisfies repayment of the amount of the Principal Amount under the Debenture converted into such Class A Shares).

Unless otherwise specified, terms used herein have the meanings given to them in the attached Debenture.

The undersigned Holder represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A) the undersigned holder at the time of Conversion (a) is not in the United States, (b) is not a “U.S. Person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (c) is not converting the Debenture for the account or benefit of a U.S. Person or a person in the United States, (d) did not execute or deliver this Voluntary Conversion Notice in the United States, and (e) delivery of the Class A Shares will not be to an address in the United States; OR

☐	(B) the undersigned holder has delivered to the Corporation and the Corporation’s transfer agent an opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation) or such other evidence reasonably satisfactory to the Corporation to the effect that with respect to the Class A Shares to be delivered upon Conversion, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration requirements is available.

Note: The undersigned understands that the certificate or DRS representing the Class A Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless the Class A Shares are registered under the U.S. Securities Act.

Note: Certificates or DRS representing Class A Shares will not be registered or delivered to an address in the United States unless Box B above is checked.

Note: For greater certainty, Box A may be checked by an undersigned that is a discretionary or similar account (other than an estate or trust) that is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) of Regulation S under the U.S. Securities Act, and the Debentures are held on behalf of a person that is not a U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States.

Note: If Box B is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel in connection with the conversion of Debentures should contact the Corporation in advance to determine whether any opinions to be tendered will be acceptable to the Corporation.

DATED the _________ day of _____________________, 20___.

Per:

Name:

Title:

REGISTER AND DELIVER AS FOLLOWS:

Name:

Address:

SCHEDULE “B”

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________, whose address and social insurance number, if applicable, are set forth below, this Debenture (or $__________ Principal Amount hereof*) of VERSES AI INC. standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Debenture and does hereby constitute and appoint the attorney of the undersigned to transfer such Debenture in such register, with full power of substitution in the premises.

The capitalized terms used herein have the meanings set forth on Appendix “A” attached hereto. All capitalized terms not defined in this Transfer Form shall have the meaning ascribed to such terms in the certificate representing the Debenture tendered with this Transfer Form.

Dated:___________________________________________________________________________________________

Address of Transferee:______________________________________________________________________________

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee:_________________________________________________________________

*If less than the full Principal Amount of the within Debenture is to be transferred, indicate in the space provided the Principal Amount (which must be $1,000 or an integral multiple thereof) to be transferred.

1. The signature(s) to this Transfer must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever.

2. The registered holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

3. Any transfer of this Debenture must comply with all of the transfer restrictions contained in the Debenture and all applicable laws.

THIS DEBENTURE, AND ANY INTEREST THEREIN, SHALL ONLY BE TRANSFERABLE IN ACCORDANCE WITH APPLICABLE LAWS, AND THE RESALE OF SAID INTEREST AND/OR ANY COMMON SHARES ISSUABLE UPON THE CONVERSION THEREOF MAY BE SUBJECT TO RESTRICTIONS UNDER SUCH LAWS.

REPRESENTATIONS OF TRANSFEROR

The undersigned Transferor hereby represents to the Corporation that, in connection with the foregoing requested transfer, either:

(1) (A) at the time of this transfer the Transferee is not a person in the United States and did not execute this Transfer Form or accept the offer of transfer while within the United States, and (B) this transfer in all other respects complies with the terms of Regulation S.

Initial if True

OR

(2) The Transferee has represented that it (i) was an original purchaser in the Corporation’s private offering (the “Placement”) under which the Debenture was issued, (ii) is an Accredited Investor as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (iii) the representations and warranties made to the Corporation in connection with the Transferee’s subscription to the Placement remain true and correct on the date of this Transfer Form.

Initial if True

OR

(3) The undersigned Transferor has delivered herewith a written opinion of U.S. Counsel of recognized standing to the effect that the transfer of the Debenture as contemplated hereby has is exempt from registration under the U.S. Securities Act.

Initial if True

__________________________________________

Signature of Transferor

____________________________________________

Name (Please Print)

____________________________________________

Date

REPRESENTATIONS OF TRANSFEREE

The undersigned Transferee hereby represents to the Corporation, in connection with the foregoing requested transfer, that it is a bona fide resident of the jurisdiction set forth above for its address, and that:

(1) (A) at the time of this transfer it is not a person in the United States and did not execute this Transfer Form or accept the offer of transfer while within the United States, and (B) this transfer in all other respects complies with the terms of Regulation S.

Initial if True

OR

(2) (A) it was an original purchaser in the Corporation’s private offering (the “Placement”) under which the Debenture was issued, (B) it is an Accredited Investor as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (C) the representations and warranties made to the Corporation in connection with undersigned’s subscription to the Placement remain true and correct on the date of this Transfer Form.

Initial if True

OR

(3) the Transferor is delivering a written opinion of U.S. Counsel of recognized standing to the effect that the transfer of the Debenture as contemplated hereby is exempt from registration under the U.S. Securities Act.

Initial if True

____________________________________________

Signature of Transferee

____________________________________________

Name (Please Print)

____________________________________________

Date

APPENDIX “A” TO SCHEDULE “B”

Definitions

The following terms used in the foregoing Transfer Form shall have the following meanings:

“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

“Affiliate” means any person who controls, is controlled by, or is under common control with, another person.

“Regulation D” means Regulation D of the U.S. Securities Act.

“Regulation S” means Regulation S of the U.S. Securities Act.

“United States” means United States as that term is defined in Regulation S.

“U.S. Counsel” means legal counsel of recognized standing in the United States.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.